UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 29, 2016

Malvern Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-544835	445-5307782
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42 E. Lancaster Avenue, Paoli, Pennsylvania	19301
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (610) 644-9400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On June 29, 2016, Malvern Bancorp, Inc. (the “Company”), the holding company for Malvern Federal Savings Bank (the “Bank”), announced that Norman Feinstein had been appointed, on such date, to the boards of directors of the Company and the Bank, to fill a vacancy on such boards. Mr. Feinstein is a Principal and Vice Chairman of The Hampshire Companies, a full-service, privately held, fully integrated real estate firm, with assets valued at over $2.5 billion. Mr. Feinstein serves as the Manager of The Hampshire Generational Fund and is a member of Hampshire’s Investment Committee.

It is expected that Mr. Feinstein will serve on the Nominating and Corporate Governance Committee, the Compensation Committee and the Loan Committee.

A copy of the press release announcing the appointment is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed with this Current Report on Form 8-K:

Exhibit 99.1 Press Release of the Company, dated June 29, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MALVERN BANCORP, INC.

Date: July 6, 2016	By:	/s/ Joseph D. Gangemi
Joseph D. Gangemi Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.:	Description:

Exhibit 99.1	Press Release of the Company, dated June 29, 2016.